UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

Horizon Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street, Michigan City, Indiana		46360
(Address of principal executive offices)		(Zip Code)

(219) 879-0211
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 31, 2019, Horizon Bancorp, Inc. (“Horizon”) and its wholly owned banking subsidiary Horizon Bank (“Bank”) entered into amended and restated employment agreements with Craig M. Dwight, Chairman and Chief Executive Officer of Horizon and the Bank, and with James D. Neff, President of Horizon and the Bank, each becoming effective on January 1, 2020. In addition, on that same date, the Bank entered into new or amended Change in Control Agreements with each of its named executive officers and certain other senior executive officers, with each of these agreements also becoming effective on January 1, 2020.
The Board of Directors approved these new agreements to advance Horizon’s commitment to use only double trigger mechanisms for change-in-control compensation, an intent described by Horizon in its proxy statement for the 2019 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 15, 2019. Horizon also satisfied other goals with the new agreements, including the standardization of change-in-control terms and conditions for all executives and the elimination of all modified single trigger compensation awards upon a change in control.
The standardization was accomplished by, among other things, eliminating change-in-control provisions from the employment agreements of Mr. Dwight and Mr. Neff, and offering them the same change in control agreement offered to the other executives. Although certain time periods and compensation levels vary among the executives under their respective change in control agreements, as a result of their varying ranks and responsibilities, the basic provisions, terms and conditions are the same for all.
A brief description of the terms and conditions of the Change in Control Agreements and the Amended and Restated Employment Agreements follows.
Change in Control Agreements
The following executives have entered into a new or amended and restated Change in Control Agreement with the Bank:
Executive	Title
Craig M. Dwight	Chairman & Chief Executive Officer of Horizon and Bank
James D. Neff	President of Horizon and Bank
Mark E. Secor	Chief Financial Officer of Horizon; Executive Vice President & Chief Financial Officer of Bank
Kathie A. DeRuiter	Executive Vice President & Senior Operations Officer of Bank
Dennis J. Kuhn	Executive Vice President of Horizon; Executive Vice President & Chief Commercial Banking Officer of Bank
Todd A. Etzler	Corporate Secretary & General Counsel of Horizon; Senior Vice President, Corporate Secretary & General Counsel of Bank

The table below includes a brief description of the key operative provisions of the Change in Control Agreement and illustrates any variations in benefits among the executives.

Key Terms and Conditions	Description	Application to Executives
Term	• Begins January 1, 2020 • Terminates immediately upon executive’s termination for any reason before a change in control • Upon a change in control, the term is fixed at 1 year	• Same for all
Effect on Employment
•      Not an employment agreement. Executives remain “at will” employees, terminable at any time for any reason
•      Executives entitled to certain notice and cure rights and procedures in the event the Bank seeks to terminate an executive for cause (both before and after a change in control)
• Dwight and Neff have separate employment agreements governing their employment relationship
Effect of a Change in Control
•      If a change in control occurs, and if executive experiences a “Qualifying Termination” during the 6 months before or the year after a change in control, then executive is entitled to certain severance benefits (provided all other conditions are met)
• Same general right for all (see Severance Benefits below for specific severance benefit differences)
Two Types of “Qualifying Termination”
•      Bank terminates executive for any reason except for “cause”; Cause generally means breach and wrongdoing by executive, in which case executive does not receive severance benefits
•      Executive resigns for “good reason”; Good reason generally means that the executive’s quality of work life and/or compensation has been impaired by required relocations or reductions in position, responsibility, benefits, and salary
• Same for all
Additional Conditions to Receipt of the Severance Benefits
•      Executive must sign and deliver a release
•      Executive must be and remain in compliance with restrictive covenants relating to non-disclosure of confidential information, return of property, non-solicitation of certain of Bank’s customers and employees, and non-competition with Bank in certain areas
• Same general condition for all (see Restrictive Covenants below for specific variations among executives in duration of restrictive covenants)
Double Trigger Change in Control Severance Benefits	• Normal payroll. Base salary earned through the date of termination	• Same for all
	• Base salary multiple. A lump sum amount equal to the executive’s then-current base salary multiplied by the executive’s individual multiple	• Multiples o Dwight 2.99 o Neff 2.99 o Secor 2.00 o DeRuiter 2.00 o Kuhn 2.00 o Etzler 1.00
	• Cash bonus multiple. An amount equal to the average of executive’s total cash bonuses in the 2 years preceding termination multiplied by the executive’s individual multiple	• Multiples o Dwight 2.99 o Neff 2.00 o Secor 2.00 o DeRuiter 1.00 o Kuhn 1.00 o Etzler 1.00
	• Continued participation in group health and life insurance benefits. Subject to certain conditions, continued coverage for the executive’s individual benefit continuation term	• Benefit continuation term o Dwight 35 months o Neff 24 months o Secor 24 months o DeRuiter 12 months o Kuhn 12 months o Etzler 12 months
	• Vested incentive compensation. All amounts vested or accrued prior to termination under incentive compensation plans in accordance with their terms	• Same for all
	• Partial year bonus. An amount equal to the partial year bonus executive would have earned under an existing bonus plan in the year of a change in control, based on then-current financial results	• Same for all

Key Terms and Conditions	Description	Application to Executives
Restrictive Covenants: Non-Disclosure and Return of Property	• Executive will not discuss or use confidential information in competition or for executive’s own benefit while employed and at all times thereafter	• Same for all
Restrictive Covenants: Non-Solicitation of Customers and Employees
•      In general, executive will not solicit or divert Bank customers and employees over which executive had responsibility in the one year preceding termination or for which executive has confidential information
•      Restriction applies during the term of the Change in Control Agreement and for an individually prescribed period after termination
• Individual periods of restriction o Dwight 2 years o Neff 2 years o Secor 2 years o DeRuiter 2 years o Kuhn 2 years o Etzler 1 year
Restrictive Covenants: Non-Competition
•      Executive is restricted from directly or indirectly competing with Bank during executive’s employment
•      In general, for an individually prescribed period after termination, executive may not compete with Bank using the information gained from executive’s employment in the geographic regions where the executive served and performed services
• Individual periods of restriction o Dwight 2 years o Neff 2 years o Secor 2 years o DeRuiter 2 years o Kuhn 2 years o Etzler 1 year
Successors and Assigns	• Bank will require any successor to assume the Change in Control Agreement	• Same for all

Amended and Restated Employment Agreements
Both Mr. Dwight and Mr. Neff have entered into new Amended and Restated Employment Agreements with Horizon and the Bank.
The table below includes a brief description of the key operative provisions of the Amended and Restated Employment Agreements and notes circumstances in which the rights and benefits of Mr. Dwight and Mr. Neff may differ.
Key Terms andConditions	Description
Term
•     Three-year term begins January 1, 2020

Dwight/Neff Differences
•     Dwight term ends January 1, 2023
•     Neff term is a rolling 3-year term that will be extended annually for another year unless Horizon delivers notice to Neff that it will not be extended
•     On January 1, 2025, Neff becomes an employee-at-will, and either Horizon or Neff can terminate the relationship for any reason, or no reason, and without notice

Salary & Benefits
•     Entitled to a base salary to be reviewed and potentially increased annually (but not decreased) by the Compensation Committee of the Board of Directors
•     Entitled to participate in all incentive compensation and benefit programs generally available to executive officers

Termination Provisions
•     Horizon can terminate the executive for “Cause,” which includes any of the following actions by the executive:
o     Intentional acts of fraud, embezzlement, dishonesty;
o    Intentional damage causing material harm to Horizon;
o     Material breach of the employment agreement or the Change in Control Agreement
o     Gross negligence or insubordination
o     Violation of certain banking laws resulting in the loss of right to work for a depository institution

•     Both Dwight and Neff have the right to terminate the employment relationship for “Good Reason,” which includes, among other reasons, the following:
o     Office move more than 30 miles from home
o     Reductions of 10% or more in salary or total compensation, including benefit plan rights (unless institution-wide reductions and proportionate to other executive officers)
o     Assignment of materially different duties, reduced responsibilities, or removal from current position or title

•     Both Dwight and Neff are required to provide a 60-day written notice before terminating the relationship without “Good Reason”

•      Horizon can terminate the executive and the agreement for reasons related to the federal and state banking regulations, including situations in which the executive might be prohibited from engaging in banking under the Federal Deposit Insurance Act, or the Bank is found in default or in financial trouble under the Federal Deposit Insurance Act

Special Compensation Rights Upon Certain Terminations
•     In the event Horizon terminates the executive without “Cause” or the executive resigns for “Good Reason,” the executive is entitled to the following payments:
o     Base salary through date of termination
o     An amount equal to the then-current annual base salary (Dwight receives this amount multiplied by two)
o     Dwight: An amount equal to cash bonuses for the prior two calendar years
       Neff: An amount equal to the average of cash bonuses for the prior two calendar years
o     Continued participation in group health and life insurance programs for a year (Dwight receives two years), or cash reimbursement in equivalent amount (subject to a ceiling of 110% of Horizon’s standard cost for providing the benefits)
o     Vested and accrued incentive compensation and matching contributions

Limitations on Payments
•     All payments to the executives are subject to FDIC restrictions on golden parachutes and indemnification, as well as subject to Internal Revenue Code Section 409A requirements and the deductibility limits of Internal Revenue Code Section 280G

Conditions to Payments	• Executives must sign a release of claims in favor of Horizon within 60 days following termination. The release must remain unrevoked during all revocation right periods.

The foregoing descriptions are not intended to be complete and are qualified in their entirety by reference to the complete copies of the following agreements, each of which is attached to this Current Report on Form 8-K and incorporated herein by this reference: (i) Change in Control Agreement (Craig M. Dwight), attached as Exhibit 10.1; (ii) Change in Control Agreement (James D. Neff), attached as Exhibit 10.2; (iii) Change in Control Agreement (Mark E. Secor), attached as Exhibit 10.3; (iv) Change in Control Agreement (Kathie A. DeRuiter), attached as Exhibit 10.4; (v) Change in Control Agreement (Dennis J. Kuhn), attached as Exhibit 10.5; (vi) Change in Control Agreement (Todd A. Etzler), attached as Exhibit 10.6; (vii) Amended and Restated Employment Agreement (Craig M. Dwight), attached as Exhibit 10.7; (viii) Amended and Restated  Employment Agreement (James D. Neff), attached as Exhibit 10.8.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
10.1	Change in Control Agreement (Craig M. Dwight)	Attached
10.2	Change in Control Agreement (James D. Neff)	Attached
10.3	Change in Control Agreement (Mark E. Secor)	Attached
10.4	Change in Control Agreement (Kathie A. DeRuiter)	Attached
10.5	Change in Control Agreement (Dennis J. Kuhn)	Attached
10.6	Change in Control Agreement (Todd A. Etzler)	Attached
10.7	Amended and Restated Employment Agreement (Craig M. Dwight)	Attached
10.8	Amended and Restated Employment Agreement (James D. Neff)	Attached

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2020	HORIZON BANCORP, INC.

	By	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer